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                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)       July 18, 1996
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                           CAYENNE SOFTWARE, INC.
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           (Exact name of registrant as specified in its charter)


       Massachusetts                0-19682                       04-2784044
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(State or other jurisdiction      (Commission                  (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)



 8 New England Executive Park, Burlington, MA                        01803
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code         (617) 273-9003
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                      Bachman Information Systems, Inc.
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        (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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        On July 18, 1996, Cayenne Software, Inc. (formerly Bachman Information
Systems, Inc.) (the "Company") completed its acquisition under an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 25, 1996 by and among the Company, Cadre Technologies Inc. ("Cadre") and B.C. Acquisition Corp. ("Acquisition Corp."), a wholly-owned subsidiary of the Company. The Merger Agreement provided that upon the terms and subject to the conditions specified therein that, effective on the closing, Acquisition Corp. would be merged with and into Cadre, the separate corporate existence of Acquisition Corp. would cease, and Cadre would continue as the surviving corporation in the merger and as a wholly-owned subsidiary of the Company.

        Cadre develops, markets and supports software tools for the creation of complex computer software. Most of the products sold by Cadre help to automate the process of requirements analysis and software design by groups of software engineers.

        Under the terms of the Merger Agreement. the Company would issue approximately up to 4,850,000 shares of its common stock (subject to certain adjustments) in exchange for all of Cadre's common stock issued and outstanding at the closing. The actual ratio at which Cadre shares would be converted into Company shares would be computed as of the date of the closing based on the number of Cadre shares and options to purchase Cadre shares outstanding then, subject to adjustments to account for the exercise prices of outstanding Cadre options and a certain warrant. Options to purchase Cadre common stock would become options to purchase the Company's common stock and warrants to purchase Cadre common stock would become exercisable for the Company's common stock in accordance with the terms of the Merger Agreement. Each share of common stock of Acquisition Corp. outstanding prior to the closing would be convened into and become one share of Cadre common stock. Any notes and other debt instruments of Acquisition Corp. and Cadre outstanding as of the closing would continue to be outstanding subsequent to the closing as debt instruments of Cadre, as the surviving corporation, subject to their respective terms and conditions.

        Pursuant to the Merger Agreement, the adjusted amount of Company shares to be issued was determined to be 4,808,167 and the exchange ratio was determined to be 0.3088 Company share for each outstanding Cadre share. The terms of the acquisition of Cadre were the results of arms-length negotiations between the Company, on the one hand, and Cadre, on the other hand. The Company will account for the acquisition of Cadre as a pooling of interests for financial accounting purposes.

        The preceding discussion is only a summary and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as an exhibit to this Report on Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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(a)    Financial Statements of Business Acquired
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        It is impracticable to provide the financial statements required by
Rule 3-05(b) of Regulation S-X at the time this Report on Form 8-K is due. The Company will file the required financial statements under cover of Form 8 on or before October 1, 1996.

(b)    Pro Forma Financial Information
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        It is impracticable to provide the pro forma financial information required by Article 11 of Regulation S-X at the time this report on Form 8-K is due. The Company will file the required pro forma financial information under cover of Form 8 on or before October 1, 1996.

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       (c)  Exhibits
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            2.1*  Agreement and Plan of Merger by and among the Company,
                  Cadre Technologies Inc. and B.C. Acquisition Corp. dated as of March 25, 1996.








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* Incorporated by reference to the exhibits filed with the Company's
Registration Statement on Form S-4 File No. 333-6087, as amended,


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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Cayenne Software, Inc.

Dated: August 1, 1996            By:/s/ Frederick H. Phillips
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                                    Frederick H. Phillips
                                    Vice President, Finance and Administration,
                                    Treasurer and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


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